Exhibit 10.2(a)
DATED:
SPARK NETWORKS PLC
AND

OPTION CERTIFICATE
Relating to options to subscribe for shares
in Spark Networks plc

DATED:
BETWEEN
1.	The “Company”: Spark Networks plc (registered no. 3628907) whose registered office is 73 Abbey Road, London, NW8 0AE.

2.	The “Option Holder”: , an individual.
RECITALS:
(A)	The Option Holder is employed by the Company pursuant to an employment contract between the Company and the Option Holder.

(B)	The Company has agreed to grant to the Option Holder an option to subscribe for Shares in the Company pursuant to the Scheme (as defined below) and on the terms set out in this Option Certificate.
OPERATIVE PROVISIONS:
1.	Definitions and interpretation
1.1	In this Certificate the following expressions shall have the meanings set out below (unless the context otherwise requires):
1.1.1	"Final Exercise Date” means the 7th anniversary of the date of this Option Certificate;

1.1.2	"Option Price” means the price per Option Share as set out in Clause 3, subject to variation as provided for in the Scheme;

1.1.3	"Option Shares” means Shares, subject to variation as provided for in the Scheme;

1.1.4	“Scheme” means the Spark Networks plc 2004 Share Option Scheme (the current Rules of which are annexed to this Certificate), as amended, modified or replaced from time to time;

1.1.5	"Start of Vesting” means .
1.2	Words and expressions defined in the Scheme shall, unless the context otherwise requires, have the same meanings where used in this Certificate.

1.3	Clause headings are for ease of reference only, and shall not affect the construction of this Certificate.

1.4	References to “Clause” or “Clauses” are to a Clause or Clauses in this Certificate.
2.	Grant of Option

The Company hereby grants to the Option Holder, an option to subscribe for the Option Shares at the Option Price, on and subject to the terms set out in this Certificate and the Scheme.

3.	Option Price

The Option Price payable by the Option Holder for the Option Shares shall be € per Option Share.

4.	Vesting & Exercising of Option
4.1	The Option granted pursuant to this Certificate shall become exercisable as follows:
4.1.1	% of the Option Shares shall vest and become exercisable at the beginning of each three-month period following the Start of Vesting;

4.1.2	Any unvested Option Shares shall vest and become exercisable upon the acquisition by any person or entity of % of the Company’s then outstanding ordinary shares (or derivative securities representing ordinary shares).
4.2	Save as provided for in the Scheme, the Option may not be assigned, sold or otherwise transferred.

4.3	The Option may not in any circumstances be exercised after the Final Exercise Date.

4.4.	The Option (and all unexercised portions thereof) shall lapse on the earliest of the following dates:
4.4.1.	the Final Exercise Date;

4.4.2.	90 days from the Option Holder’s resignation of employment (or appointment) with the Company (for the avoidance of doubt, no Option Shares shall vest or become exercisable during this period);

4.4.3.	90 days from the Option Holder’s termination of employment (or appointment) with the Company (for avoidance of doubt, no Option Shares shall vest or become exercisable during this period) without cause;

4.4.4.	30 days from the Option Holder’s termination of employment with the Company for any reason other than those set out in 4.4.2 or 4.4.3 above (for avoidance of doubt, no Option Shares shall vest or become exercisable during this period).
5.	Exercise of Option
5.1	The Option shall be exercisable in accordance with the Scheme and in particular in accordance with the procedural requirements set out in Rule 6 of the Scheme.

5.2	At a time when the Shares or securities convertible into shares, are dealt in on any stock exchange, the Company shall make the requisite application to such exchange so as to qualify the shares for trading, provided that the Company shall have sole discretion as to whether to register the Shares for resale with the US Securities & Exchange Commission.

6.	General
6.1	The Company will, at all times during the subsistence of the Option, keep available sufficient authorised and unissued Shares to satisfy the exercise of the Option to the full extent still possible, taking account of any other obligations of the Company to issue Shares.

6.2	The Option and the rights referred to in this Certificate may be terminated by the Company as provided for in the Scheme.

6.3	Any notice or communication to be given under this Certificate shall be in writing and may be delivered or sent by ordinary post to the known address of the recipient, and where a notice or a communication is so sent, it shall be deemed to have been received by the recipient 72 hours after having been put into the post, properly addressed and stamped first class. Any notices addressed to the Company shall be marked for the attention of the General Counsel at its principal place of business from time to time in the United States of America.

6.4	In the event of any inconsistency between the terms of the Scheme and this Certificate the terms of the Scheme shall prevail.

6.5	This Certificate and the documents referred to in it constitute the entire agreement between the parties relating to their subject matter, and supersede all previous agreements between the parties relating to that subject matter.

6.6	The Option Holder confirms that, in agreeing to execute this Certificate, he or she has not relied on any representation, warranty or other assurance except those set out in this Certificate and the documents referred to in it. To the extent any previous representation, warranty or assurance was made to the Option Holder he or she waives all rights and remedies in respect of it. However, nothing in this Clause shall limit or exclude liability for fraud.

6.7	Any variation or waiver of any of the terms of this Certificate shall not be binding unless set out in writing, expressed to amend this Certificate and signed by or on behalf of each of the parties.

6.8	This Certificate shall be governed by the laws of England and subject to the exclusive jurisdiction of the English Courts.

6.9	A person who is not a party to this Certificate has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Certificate but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
EXECUTED by the parties on the date specified at the beginning of this Agreement.

Signed:		Signed:

Duly authorised officer for
and on behalf of Spark Networks plc